UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

Commission File Number: 000-53771

CN Dragon Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0358149
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8/F Paul Y Centre, 51 Hung To Road, Kwun Tong, Kowloon, Hong Kong
(Address of principal executive offices including Zip Code)

(+852) 2772 9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 26, 2010, our Board of Directors appointed Mr. Shing Hing Li as a Director of the Corporation.

Shing Hing Li

Mr. Li is one of our directors. He also currently serves as Senior Vice President of Rosedale Hotel Holdings Ltd, formally known as Wing On Travel Holdings Ltd (HKSE: 1189), and has been since 2005.  Mr. Li has over 20 years of Corporate & Strategic development & management experience in construction and property development as well as hotel and travel related sectors. His previous positions include Regional General Manager and Director of Memteck Products Pte, Ltd., a wholly owned subsidiary of Hanny Holdings, Ltd. (HKSE: 0275) from 1995 to 2005; and Regional General Manager and Director of Paul Y. Construction & Development (Asia) Ltd., a wholly owned subsidiary of PYI Corporation Ltd (HKSE: 0498) from 1991 to 1997. Mr. Li has a Master of Business Administration majoring in Finance from the University of Hull, UK (in 1993) and is a founding fellow of the Society of Project Managers in Singapore (in 1995).

We currently do not have an employment agreement with Mr. Li but intend to enter into one in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2010	CN Dragon Corporation /s/ Teck Fong Kong ______________________________________ By: Teck Fong Kong Its: President, CEO, Director